Exhibit 99.1
DOOR to Acquire HelloTech, Officially Launching DOOR Services
The HelloTech platform will serve as the foundation for DOOR Services, immediately unlocking national scale.

ST. LOUIS - June 24, 2024 - Latch, Inc., soon to be DOOR, today announced it has agreed to acquire HelloTech, Inc., a service platform delivering on-demand, last-mile installation, setup, and connected device support. The HelloTech platform, merged with the technology Latch acquired in its 2023 acquisition of Honest Day's Work (HDW), will serve as the foundation for DOOR Services, which will bring full-service amenities to multifamily buildings by enabling residents to efficiently share and book service providers, such as dog walkers, house cleaners, and tech support.

“We’re excited to join forces with HelloTech to accelerate our vision for DOOR Services,” said Jamie Siminoff, Chief Doorman at DOOR. “The HelloTech team’s expertise includes servicing residents across the country and also supporting multifamily properties, with over 100,000 residences serviced in the last 12 months. As we go forward, HelloTech and HDW’s platforms and know-how will enable us to expand our offerings beyond tech support services to the many services residents are in need of every day.”

HelloTech has built a strong reputation for delivering seamless technology installations and support directly to consumers' homes in partnership with major retailers and electronics brands. The company’s expertise spans a wide range of electronics, including smart home devices, security systems, Wi-Fi networks, entertainment setups, and more. HelloTech's customer-centric approach aligns with DOOR’s mission to simplify access to high-quality service providers for residents and streamline operations for property owners and managers.

“We’re thrilled to support DOOR’s mission to enhance the residential living experience and believe the HelloTech platform will be an important foundation for DOOR Services,” said Greg Steiner, CEO of HelloTech. “By integrating HelloTech's installation expertise and service capabilities, DOOR will provide end-to-end solutions that enable residents across the country to easily book service providers for their home electronics and beyond.”

With the acquisition, Micah Stone, currently Latch’s Chief Growth Officer, is being promoted to President of DOOR Services, which comprises DOOR Property Management, the JAMES app, future DOOR Services (dog walkers, housekeepers, etc.) and, when closed, HelloTech.

Under the terms of the acquisition, which is expected to close in the third quarter of 2024, HelloTech will continue to operate as a subsidiary of Latch. The integration of HelloTech's operations into DOOR Services is expected to strengthen both companies' capabilities in delivering enhanced home services nationwide.

About DOOR
DOOR is on a mission to enhance the residential living experience with its DOOR app, which will bring together products, services, technology, and community to reduce costs for building owners and deliver the living experience residents expect in today’s world. Built on the strong foundation Latch established with its access control and entry systems, the DOOR app is anchored by the Doorman, an AI assistant that combines the technology and unique data of each building to serve timely and relevant information to residents and property managers. From access control to monitoring for leaky toilets and checking the status of amenities and service providers, DOOR supports all the needs of residential living in one, easy-to-use app. Visit DOOR.com to learn more.

About HelloTech
HelloTech is the leading on-demand, in-home technology support service, offering affordable and convenient tech support to your door. Available 24/7, in-home and remote online support, HelloTech utilizes a network of over 2,500 agents nationwide that are vetted and background-checked to provide a top-notch customer experience. HelloTech offers diagnostic solutions, support, and hands-on training for just about any technology need from setting up and training new smartphone users on device capabilities and features to consolidating smart home technology, enhancing IoT connectivity, boosting WiFi and cable networks, installing and mounting TVs, and much more. HelloTech, founded in 2014, is based in Los Angeles. For more details, visit www.hellotech.com.

Forward-Looking Statements
This release contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “would,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking information includes, but is not limited to, statements regarding: the acquisition of HelloTech; the integration of HelloTech into the company’s existing business and operations; the combined company’s product and service offerings, performance, and operations, and the related benefits to stockholders, customers, and residents; and the company’s branding and strategy. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including: the risk that the acquisition, which is subject to closing conditions, may not be completed in a timely manner or at all; the risk that the acquisition or integration of HelloTech may involve unexpected costs, liabilities, or delays; the effect of this announcement, or the completion of the acquisition, on the company’s or HelloTech’s operations and relationships with customers, suppliers, and personnel; the company’s ability to implement business plans; changes and developments in the industry in which the company competes; and the company’s ability to timely complete the ongoing restatement of its consolidated financial statements. Many factors could cause actual future events to differ materially from the forward-looking statements in this release. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2022 and other documents filed by the company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the company assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. The company does not give any assurance that it will achieve its expectations.

Media Contact
Meredith Chiricosta
press@DOOR.com
617-713-3800
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